SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D. C. 20549

                              FORM 8-K\A

                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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               Date of report: August 14, 2004
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               (Date of earliest event report)


                  CALA CORPORATION
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(Exact name of Registrant as specified in its charter)


    OKLAHOMA                   01-15109       73-1251800
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 (State or other jurisdiction (Commission   (I.R.S. Employer
   of incorporation)           File Number) Identification No.)


                 1314 Texas Ave Suite 410
                   Houston, Texas 77002
                     (713) 302-8689
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(ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

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                     Joseph Cala
              1314 Texas Ave Suite 410
               Houston, Texas 77002
                  (713) 302-8689
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(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

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In February, 2004, Cala Corporation's independent auditor and principal accountant, Roger Castro, resigned. Mr. Castro's resignation was due to the fact that he was no longer a registered auditor under the SEC, and was not due to any disagreements between Mr. Castro and the company or its board of directors.

While Mr. Castro had performed an audit of the company's financial statements for 2002 and 2003, neither had been filed at the time of his resignation. Since Mr. Castro was no longer registered with the SEC, he did not issue a report or an opinion from the work he did for those fiscal years. During the past two fiscal years, there have been no disagreements with Mr. Castro on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

Based on Mr. Castro's resignation, the board of directors recommended the retention of George C. Brenner as the company's independent auditor and principal accountant. Mr. Brenner was retained on April 12, 2004. The company did not consult Mr. Brenner regarding the application of accounting principles to a specific completed or contemplated transaction, nor was he consulted regarding the type of audit opinion that might be rendered on the company's financial statements. Prior to his engagement, Mr. Brenner did not provide oral or written advice to the company. After he was retained, George C. Brenner conducted an audit of the company's 2002 and 2003 financial statements and issued a report for both fiscal years. For both years, Mr. Brenner issued an opinion disclosing the uncertainty of the ability of the company to continue as a going concern. Mr. Brenner's retention was approved by the shareholders on July 31, 2004.

The Company has attempted to reach Mr. Castro, but has been unable to
do so.   At the Company's request, Mr. Brenner attempted to reach Mr.
Castro, but has been unable to do so. The Company believes that Mr. Castro is no longer in business.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 14, 2004                   Cala Corporation


                                       ---/s/Joseph Cala-------
                                       By: Joseph Cala
                                      Chairman and Chief Executive Officer